                                                                   EXHIBIT 10.38

Bank of New Zealand                             LEVEL 7
A division of National Australia                CENTRAL PLAZA ONE
Bank Limited                                    345 QUEEN STREET
A.C.N. 004044937                                BRISBANE QLD 4000

Brisbane Branch
                                                DX 246
20/th/ August 1997                              TELEPHONE (07) 32345633
                                                FAX (07) 32345644

                                                POSTAL ADDRESS
The Directors                                   GPO BOX 1447
Total Energy Systems Ltd.                       BRISBANE QLD 4001
Level 9, 371 Queen Street,                      AUSTRALIA
BRISBANE QLD 4000

Dear Sirs,

We refer to your current facilities with the Bank of New Zealand, Australia, a division of the National Australia Bank Limited ACN 004 044 937 (the "Bank"), the terms and conditions of which are contained in the Bank of New Zealand, A.R.B.N. 000 000 288 Letter of Offer dated 19/th/ December 1996 (the "Facility Letter") and the subsequent variation dated 11/th/ April 1997 ("Variation Letter").

We are pleased to advise that the Bank has approved your request for an increase, variation and continuation of the facilities on amended terms and conditions. Upon your acceptance of this offer and on completion of all terms and conditions including the "Standard Terms and Conditions for Letter of Offer" which is attached hereto shall replace in its entirety the terms and conditions contained in the Facility Letter and the Variation Letter.

TERMS AND CONDITIONS:

1.  BORROWER:            Total Energy Systems Limited
                         A.C.N. 010 876 150

2.  FACILITY TYPE/
     AMOUNT:             Facility 1

                         Overdraft / Commercial Bill Acceptance / Discount / Trade Letter of Credit / Bills of Lading Surrendered / Trade Bills Discounted / Bank Guarantee / Forward Exchange cover Facility mix (the "Facility") up to an aggregate of $10,500,000 (the "Facility Limit") (an increase of $2,000,000)

                         The Bank will procure the Commercial Bill Acceptance Discount Facility offered

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                         under the Facility for the
                         Borrower through the Treasury Division of National Australia Bank

                         In addition the overdraft facility shall be further subject to the terms comprised in the annexed copy of the Banks "Terms and Conditions for the BNZA Business Cheque Account".

                         The Bank will provide the Borrower with a Trade Letter of Credit Facility which will be utilised from time to time by the Bank issuing a Trade Letter of Credit to a beneficiary nominated by the Borrower and subsequently negotiating, amending, discounting or otherwise transacting with the Borrower under that Trade Letter of Credit.

                         "Trade Letter of Credit" means a written undertaking by the Bank given to the seller at the request, and on the instructions, of the borrower to pay at sight or at a determinable future date up to a stated sum of money, within a prescribed time limit and against stipulated documents. A Trade Letter of Credit will be issued by the Bank subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision).

                         "Trade Letter of Credit Facility" means the facility for the issuance of Trade Letters of Credit by the Bank to the nominated Beneficiary.

                         The Borrower may utilise either or all of the Overdraft, Commercial Bill acceptance / Discount, Bills of Lading Surrendered, Trade Bills Discounted, Bank Guarantee, Forward Exchange facilities and the Trade Letter of Credit Facility from time to time provided that, the Indebtedness of the Borrower shall at no time exceed the approved Facility Limit.

                         "Indebtedness" means any indebtedness or liability of the Borrower to the Bank, whether actual or contingent, present or future, in respect of any monies borrowed or raised or any financial accommodation

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                         whatsoever including (without limitation) under or in
                         respect of any acceptance, endorsement, guarantee, undertaking, performance bond, indemnity, cheque encashment authority or letter of credit, interest or currency exchange, hedge or arrangement of any kind (including an interest rate fixing arrangement) or any other obligation of the Borrower to the Bank however described or however arising under the Overdraft, Overdraft, Commercial Bill Acceptance / Discount, Bills of Lading Surrendered, Trade Bills Discounted, Bank Guarantee, Forward Exchange facilities or Trade Letter of Facility.

                         Facility 2

                         Revolving Lease / Lease Purchase facility of $500,000 (The terms and conditions for which will be fully set out in one or more agreements which will be entered into by the borrower with the Bank from time to time).

3.  PURPOSE:             Facility 1
                         Continuation and increase of $2,000,000 in existing
                         Facility.

                         Facility 2
                         To assist with ongoing leasing requirements.

4.  INTEREST RATE:       Facility 1 - Overdraft Option.
                         -----------------------------
                         BNZA Base Lending Rate Corporate plus a margin of 0.5% per annum.

                         BNZA Base Lending Rate Corporate is currently 9.0% per annum but is subject to change from time to time in line with market trends. Whilst the Borrower is not notified of changes made to the said Base Rate, there is regular publication of same made nationwide in the press.

                         Interest will be calculated daily on the outstanding balance of the Account upon which the Facility is drawn and will be charged to such Account monthly in arrears until the outstanding balance of such Account has been repaid in full.

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                         For so long as moneys payable by the Borrower under any
                         Facility remain unpaid after the due date, the Borrower will pay interest upon such moneys from the date such moneys become due and payable up to and including the day of payment. Such interest will be calculated at the rate of 4.0 per cent per annum plus the BNZA Base Lending Rate Corporate.

                         If the aggregate usage under the Facility exceeds the Facility Limit, then the interest rate applicable to that amount which exceeds the Facility Limit shall be the aggregate of the BNZA Base Lending Rate Corporate and 4.0% per annum and shall be charged against any account or accounts upon which the overdraft option operates.

                         Facility 1 - Refinancing usage under Import Letter of
                         -----------------------------------------------------
                         Credit / trade Bills Discounted / Bills of Lading
                         -------------------------------------------------
                         Surrendered Option
                         ------------------

                         Draft and Letters of Credit will be refinanced by the Bank at the Bank's Market Rate on the date that refinancing is requested, plus a margin of 1.5% per annum.

                         "Bank's Market Rate" means on any day the rate is quoted, usually with notice to the Borrower, at or about 10.30am (Sydney Time) on that day as its Market Rate for the tenor of the refinancing.

5.  FEES:                An Establishment Fee of $7,500 is payable by the
                         Borrower on acceptance of this Offer.

                         Facility 1
                         ----------
                         The Borrower shall pay to the Bank a Line Fee calculated monthly in arrears at 0.25% per annu7m of the aggregate of the Facility limit.

                         Facility 1 - Overdraft Option
                         -----------------------------
                         The Bank's standard scale of account fees from time to time will be charged to the account upon which the Facility is utilised monthly in arrears.

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                         Facility 1 - Commercial Bill / Acceptance / Discount
                         ----------------------------------------------------
                         Option
                         ------
                         Discount Fee - Commercial Bills will be discounted by the Bank at the Bank's Yield Rate on the date of acceptance or discount of Commercial Bills.

                         "Bank's Yield Rate" means on any day the rate quoted, usually with notice to the Borrower, at or about 10.30am (Sydney Time) on that day as its Yield Rate for the tenor of the Commercial Bills.

                         Activation Fee - The Borrower shall pay to the Bank an Activation Fee on the aggregate face value amount of all Commercial Bills drawn at the rate of 1.5% per annum (previously 1.75% per annum). The Activation Fee shall be calculated on a basis of a year of 365 days, be paid in advance for the term of the Commercial Bills and charged to or on account of the Borrower on or about the date of acceptance of the Commercial Bills.

                         Facility 1 - Bank Guarantee Option
                         ----------------------------------
                         The Bank's standard Bank Guarantee Fee from time to time will apply. Currently, the Bank Guarantee Fee is 1.6% per annum on the face value of Bank Guarantees issued by the Bank or $120.00 (One Hundred and twenty Dollars) whichever is the greater sum. The Bank Guarantee fee will be charged six monthly in advance to or on account of the borrower. An Establishment Fee of 0.8% of the face value of Bank Guarantees will be charged upon issuance.

                         Facility 1 - Import Letter of Credit / Trade Bills
                         --------------------------------------------------
                         Discounted / Bills of Lading Surrendered Option.
                         -----------------------------------------------
                         The Bank's standard Letter of Credit Establishment Fee from time to time will apply. Currently the Letter of Credit Establishment Fee is charged at the rate of 0.375% of the face value thereof with a minimum fee of $100 being applicable, and the current rates are $25 for Cable Costs and 15c for Stamp Duty.

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                         The Bank's standard Letter of Credit Negotiation Fee
                         from time to time will apply. Currently the Letter of Credit Negotiation Fee is charged at the rate of 0.25% of the face value thereof with a minimum fee of $50 being applicable. Cable Costs are also applicable, and the current rate is $10.

                         The Bank's standard Letter of Credit Amendment Fee from time to time will apply. Currently the Letter of Credit Amendment Fee is charged at the rate of $25 per amendment. Any increase in the amount of the Letter of Credit will be charged at 0.375% of the face value thereof, no minimum. Cable Costs are also applicable, and the current rate is $20.

                         The Bank's standard Sight Import Collection Fees from time to time will apply. Currently the Sight Import Collection Fee is charged at the rate of 0.25% of the face value thereof with a minimum fee of $40 being applicable. Cable Costs are also applicable, and the current rate is $20.

                         The Bank's standard Term Import Collection Fees from time to time will apply. Currently the Term Import Collection Fee is charged at the rate of 0.25% of the face value thereof with a minimum fee of $50 being applicable. Cable Costs are also applicable, and the current rate is $25.

                         Facility 1 - Forward Exchange Option
                         ------------------------------------
                         The Bank's standard Forward Exchange Contract fees from time to time will apply. Currently the Establishment Fee is $15, if under AUD100,000 equivalent (no establishment fee payable if over AUD100,000 equivalent), the Amendment / Extension Fee is $15 and the Cancellation Fee is $15.

                         For your information, we have annexed hereto a copy of the Bank's current "Your Guide to Banking Fees and Charges" which sets out the fees and charges applicable

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                         to a range of services through Bank of New Zealand
                         Australia as a division of National Australia Bank Limited at any of its banking suites or branches of National Australia Bank Limited.

6.  TERMINATION OF
     OVERDRAFT:               Facility 1 - Overdraft Option
                              -----------------------------
                         The Bank may at any time terminate the Overdraft Facility by notice in writing to the Borrower (a "Termination"), but such Termination shall not prejudice the Bank's right of payment or repayment hereunder.

                         Upon Termination, the debit balance of the Overdraft account shall be immediately due and payable to the Bank on demand.

7.  TERMS &
     REDUCTIONS:             Facilities are made available subject to
                             satisfactory periodic review by the Bank.

                         The next periodic review by the Bank is due on 31/st/ December 1997 ("Expiry Date"). Following the review any agreement for continuation of the Facilities shall be at the Bank's absolute discretion and on terms and conditions satisfactory to the Bank.

8.  SECURITY:            The following securities previously given to the Bank
                         shall continue to secure, inter alia, all obligations of the Borrower to the Bank including in respect of
                         Facilities:

                         a) First registered Mortgage Debenture over the assets, rights, and undertakings of T.E.S. Mining Services Pty. Ltd.

                         b) Unlimited Guarantee and Indemnity given by T.E.S. Mining Services Pty Ltd.

                         c) First registered Mortgage Debenture over the assets, rights, and undertaking of the Borrower.

                         d) Unlimited Guarantee and Indemnity given by LSB Industries, Inc.

                         e) First registered Mortgage Debenture over the assets, rights, and undertakings of Total Energy Systems (NZ) Ltd.

                         f) Unlimited Guarantee and Indemnity given by Total Energy Systems (NZ) Ltd.

9.  CONDITIONS
     PRECEDENT:               It is a conditions precedent to any utilisation of
                              the Facilities or in respect of any continuation or increase hereby granted that the Bank has received the following in form and substance acceptable to it:

                         a) An original All-Risk Insurance Policy for the full replacement value of all stock-in-trade, machinery, equipment, furniture and effects charged to the Bank pursuant to Security described in Clause 8 a), c), and e) hereof with interest of the Bank and mortgage noted and with an Insurer satisfactory to the Bank.

                         b) The acknowledgment and consent of LSB Industries, Inc., Total Energy Systems (NZ) Ltd., and T.E.S. Mining Services Pty. Ltd. as guarantor and/or surety(ies) in respect of the Facilities and the within terms and conditions is to be endorsed on the duplicate copy of this Letter of Offer immediately following acceptance by the Borrower.

                         c) Provision of the Commercial Bill Acceptance / Discount facility will be subject to satisfactory completion by the Borrower of all forms from time to time required by the Treasury Division of the National Australia Bank including a Power of Attorney in favour of the National Australia Bank Limited to execute and deal with bills of exchange on the Borrowers behalf.

10.  OPERATING
       COVENANTS:             a)  The maximum exposure under the Forward
                                  Exchange Cover (FEC) Facility Option is
                                  USD2,000,000.

                         b) The Borrower is not to engage in any further borrowings, excluding leasing transactions in the normal course of business, without the Bank's prior consent, with such consent not to be unreasonably withheld.

                              Leasing transactions include finance leases and hire purchase agreements.

                         c) Drawings under Facility 1 are not to exceed the aggregate of:

                              - 70% of the following trade debtors aged less than 60 days:
                                    .    Mt Isa Mines
                                    .    BHP
                                    .    Robe River
                                    .    Leighton Contractors
                                         Hammersley Iron
                                         Eltin Contracting Ltd
                                         Henry Walker Iron Ore Pty Ltd., and

                              - 50% of the above-mentioned trade debtors aged between 60-90 days; and
                              - 50% of all other trade debtors aged less than 90 days;
                              - 50% of inventory not subject to reservation of title or "Romalpa" agreements and excluding inventory aged greater than 150 days; and
                              - 25% of the written down value of Plant and Equipment (excluding revaluation reserve).

                              Drawings under the FEC Facility Option are assessed as being 10 per cent of the face value of the underlying Forward Contracts, i.e.

                              Contracts totaling USD$2mil equates to facility drawings of USD$0.2mil.

                         d) Interest Cover not to reduce below 3.0 times. (previously 2.0 times)
                              To be monitored on a half yearly basis.
                              Interest cover is defined as:
                              Net profit before interest, depreciation and tax expense divided by interest expense.
                              Interest Expense includes interest charges in respect of financial leases.

                         e)   Gearing not to exceed 1.4 times.
                              To be monitored on a quarterly basis.
                              Gearing is defined as:
                              Total liabilities divided by tangible net worth.

                              Total Liabilities are defined as the aggregate of all current and non-current liabilities less all shareholders' loans, outstanding royalty payments owed to Slurry Explosives Corporation and Trade Creditor Payments aged over 90 days owed to LSB Industries, Inc.

                              Group subsidiaries.

                              Tangible Net Worth is defined as shareholders funds plus all shareholders loans, outstanding royalty payments owed to Slurry Explosives Corporation and Trade Creditor Payments aged over 90 days owed to LSB Industries, Inc. Group subsidiaries, but excludes any asset revaluation reserves and all intangible items including goodwill, future income tax benefits, tradenames, patents, licences, etc.

                         f) A total of $3,500,000 in shareholders' loans provided by LSB Industries, Inc. are to remain subordinated to the Bank's Facilities.

                         g) A material event of default that is continuing by LSB Industries, Inc. or any of its subsidiaries, when taken as a whole group, in respect of any of their obligations shall constitute an event of default in respect of the Facilities.

                              Material is defined as an event that the Bank considers will have a significant bearing on the ability of the group to continue trading as a going concern.

                              Continuing is defined as an event that is not remedied within a 3 month period.

                         h) There is to be a change in the ownership of the Borrower without the Bank's prior written consent.

                         i) Should conversion of debt currently recorded as trade creditors from El Dorado Chemical Corporation not be converted into non-voting, non-participating preference shares by 31/st/ December 1997, the Bank will require a subordination of the debt to the Bank's Facilities.

11.  REPORTING
       REQUIREMENTS:          a)    Annual Audited Financial Statements of the
                                    Borrower to be provided to the Bank by
                                    30/th/ June.

                         b) Monthly Profit & Loss and Balance Sheet accounts of the Borrower are to be provided to the Bank within 30 days.

                         c) The following is to be certified on a monthly basis (within 15 days) by an officer of the
                              Borrower:
                              -  Full Aged Debtors Listing;
                              -  Full Aged Creditors Listing;
                              - Statement certifying as to level and form of inventory not subject to retention of title clauses.

                         d) Annual Profit & Loss/Balance Sheet/Cash Flow Budgets to be provided to the Bank by 31/st/ January each year.

                         e) Audited Annual and Unaudited Quarterly financial statements of LSB Industries, Inc. to be provided within 90 days of balance date.

                         f) Quarterly certificate given by a director of the Borrower confirming that all statutory payments have bene accounted for is to be provided to the Bank within 15 days of each quarter's end.

12.  TRUST:                   a)    The Borrower has advised that it is not a
                                    trustee of any trust fund or settlement.

                         b) The Borrower has advised that the guarantors are not trustees of any trust or hold any property subject to or impressed by any trust.

13.  STANDARD TERMS
       AND CONDITIONS:        By the Borrower's acceptance of this Offer, the
                              Borrower will be deemed to have acknowledged and agreed that the Bank's Terms and Conditions of Accounts, a copy of which is attached hereto, are incorporated as terms and conditions applicable to this Offer. Any inconsistent terms and conditions in this offer shall prevail over the Bank's
                              Standard Terms and Conditions of Accounts.

14.  ACCEPTANCE:              This offer remains open for acceptance for a
                              period of 14 days after the date of this letter or any such further period as the Bank may agree.

                         This offer may only be accepted by the Borrower by delivery to the Bank of all of the following:

                         i) The attached copy of this Letter of Offer with the form of acceptance annexed thereto duly executed by the Borrower.

                              Where the Borrower is a corporation, its common seal should be affixed in accordance with its Articles of Association, and the affixation of the common seal should be further witnessed by an independent Justice of the Peace.

                         ii) The form of Acknowledgment and Confirmation annexed to the attached copy of this Letter of Offer duly executed by each of the named Guarantor or sureties. Where the Guarantor or Surety is a corporation, its common seal should be affixed in accordance with its Articles of Association, and the affixation of the common seal should be further witnessed by an independent Justice of the Peace.

15.  COUNTERPARTS:       This Letter of Offer may consist of a number of
                         counterparts and the counterparts taken together constitute one and the same instrument.

We are pleased to have been able to assist you with your requirements and should there by any aspect you wish to discuss, please do not hesitate to contact Gregory Carter or Mark Parry.

Yours faithfully


/s/ G. F. Carter                         /s/ L. E. Redsell

G. F. Carter                             L. E. Redsell
Senior Manager                           Assistant Manager
Business Banking                         Business Banking

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                                   ACCEPTANCE
                                   ----------


We acknowledge receipt of your letter dated 20/th/ August 1997 of which this is a copy and hereby accept the terms and conditions contained therein as well as the "Standard Terms and Conditions for Letter of Offer" which is attached thereto.

The Borrower acknowledges that the Borrower has agreed to pay or reimburse the Bank on demand for all legal, valuation and other costs and out-of-pocket expenses incurred or to be incurred by the Bank in connection with the security whether or not the Facilities are drawn down or utilised by the Borrower.

Dated this 22/nd/ day of September, 1997.

GIVEN under the Common Seal   )
of Total Energy Systems Ltd.  )
By the authority of a         )   /s/ K. J. Harman
resolution of the Board of    )   ---------------------------
Directors previously given    )   Director
and in the presence of        )
K. J. Harman, a Director      )
and of R. A. Rodgers          )   /s/ R. A. Rodgers
the Secretary and in the      )   ----------------------------
presence of:                  )   Secretary
E. Thomas, J. P.              )
A Justice of the Peace
----------------------

                 ACKNOWLEDGMENT AND CONFIRMATION BY GURANTOR OR
                 ----------------------------------------------
                                     SURETY
                                     ------


By our execution hereunder we each separately acknowledge and confirm to the Bank that we have read and understood the terms and conditions set out in the Letter of Offer and the attached "Standard Terms and Conditions for Letter of Offer" given by the Bank on 20/th/ August 1997 to Total Energy Systems Ltd. (the "Borrower") and confirm that our respective unlimited obligations as Guarantor/Surety (either alone or jointly with others as the case may be) under the Guarantee/Security which we have previously given to the Bank for the obligations of the Borrower to the Bank (and which we acknowledge has not been revoked or otherwise discharged) are continuing.

Dated this 22/nd/ day of September, 1997.

GIVEN under the Common Seal        )
of Total Energy Systems (NZ) Ltd.  )
By the authority of a              )     /s/ K. J. Harman
resolution of the Board of         )     ---------------------------
Directors previously given         )     Director
and in the presence of             )
K. J. Harman, a Director           )
and in the                         )     ---------------------------
presence of:                       )
E. Thomas, J. P.                   )
A Justice of the Peace             )

GIVEN under the Common Seal        )
of LSB Industries, Inc.            )
By the authority of a              )     /s/ Tony Shelby
resolution of the Board of         )     ---------------------------
Directors previously given         )     Director
and in the presence of             )
Tony M. Shelby, a Director         )
and of James Wm. Murray            )     /s/ James Wm. Murray
the Assistant Secretary and        )     ---------------------------
in the presence of:                )     Assistant Secretary

Notary Public
-------------

GIVEN under the Common Seal          )
of T.E.S. Mining Services Pty. Ltd.  )
By the authority of a                )   /s/ K. J. Harman
resolution of the Board of           )   ---------------------------
Directors previously given           )   Director
and in the presence of               )
K. J. Harman, a Director             )
and of R. A. Rodgers                 )   /s/ R. A. Rodgers
the Secretary and in the             )   ---------------------------
presence of:                         )   Secretary
E. Thomas, J. P.                     )
A Justice of the Peace
----------------------